UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 9, 2014

STEEL PARTNERS HOLDINGS L.P.
(Exact name of registrant as specified in its charter)

Delaware	0-5465	13-3727655
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

590 Madison Avenue, 32nd Floor, New York, New York		10022
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (212) 520-2300

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On January 9, 2014, the Board of Directors of Steel Excel Inc. (“Steel Excel”) approved an Amendment Number 2 (“Amendment No. 2”) to an Amended and Restated Management Services Agreement dated as of August 1, 2012 (the “Agreement”), as amended by Amendment No. 1 thereto dated as of April 5, 2013 (“Amendment No. 1”) by and between Steel Excel and SP Corporate Services LLC, an indirect wholly owned subsidiary of Steel Partners Holdings L.P. (the “Registrant”), to adjust the annual fee payable by Steel Excel to SP Corporate Services LLC from $3,600,000 to $8,000,000. The Amendment is effective as of January 1, 2014. The Registrant owns approximately 55.1% of the issued and outstanding common stock of Steel Excel. Pursuant to the Agreement, as amended, SP Corporate Services LLC provides Steel Excel with the services of Jack L. Howard as Steel Excel’s Principal Executive Officer and James F. McCabe, Jr. as Steel Excel’s Chief Financial Officer, and certain other employees and corporate services, including, without limitation, legal, tax, accounting, treasury, consulting, auditing, administrative, compliance, environmental health and safety, human resources, marketing, investor relations and other similar services. The fees payable under the Agreement are subject to an annual review and such adjustments as may be agreed upon by SP Corporate and Steel Excel.

The foregoing description of the Agreement, Amendment No. 1 and Amendment No. 2 thereto are qualified in their entirety by reference to the full text of such documents, which are attached as Exhibits 10.1, 10.2 and 10.3, respectively, hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)           Exhibits

Exhibit No.	Exhibits

10.1	Amended and Restated Management Services Agreement between SP Corporate Services LLC and Steel Excel Inc.

10.2	Amendment No. 1 to Amended and Restated Management Services Agreement.

10.3	Amendment No. 2 to Amended and Restated Management Services Agreement.

SIGNATURES

Pursuant to the requirements of the Exchange Act, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

January 14, 2014	STEEL PARTNERS HOLDINGS L.P.

	By:	Steel Partners Holdings GP Inc.
Its General Partner

	By:	/s/ James F. McCabe, Jr.
James F. McCabe, Jr.
Chief Financial Officer

Exhibits

Exhibit No.	Exhibits

10.1	Amended and Restated Management Services Agreement between SP Corporate Services LLC and Steel Excel Inc.

10.2	Amendment No. 1 to Amended and Restated Management Services Agreement.

10.3	Amendment No. 2 to Amended and Restated Management Services Agreement.